Exhibit 3.1.10

ARTICLES OF ORGANIZATION

FOR

FLORIDA LIMITED LIABILI I’Y COMPANY

ARTICLE I - Name:

The name of the Limited Liability Company is:

CARRABBA’S OF BATON ROUGE, LLC

ARTICLE II - Address:

The mailing address and street address of the principal office of the

Limited Liability Company is:

Principal Office Address:	Mailing Address:

2202 NORTH WEST SHORE BLVD., 5TH FL	2202 NORTH WEST SHORE BLVD., 5TH

TAMPA, FL 33607	TAMPA, FL 33607

ARTICLE III-Registered Agent, Registered Office, & Registered Agent’s Signature:

The naive and the Florida street address of the registered agent are:

JOSEPH J. KADOW
Name

2202 NORTH WEST SHORE BLVD., 5TH FLOOR
Florida street address (P.O. Box NOT acceptable)
TAMPA	FLORIDA	33607
City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my dirties, and l am familiar with an accept the obligations of my position as registered agent as provided for in Chapter60 8, Florida Statutes.

/s/ Joseph J. Kadow

Registered Agent’s Signature

(CONTINUED)

ARTICLE IV- Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

Title	Name and Address:
“MGR” = Manager
“MGRM” = Managing Member

MGRM	CARRABBA’S/GULF COAST-I, LIMITED PARTNERSHIP
2202 NORTH WEST SHORE BLVD., 5TH FL
TAMPA, FLORIDA 33607

MGR	JAMES POTESTA
1600 GONVERNORS DRIVE #906
PENSACOLA, FL 32514

(Use attachment if necessary)

NOTE: An additional article must be added if an effective date is requested.

REQUIRED SIGNATURE:

/s/ Joseph J. Kadow
Signature of a member or an authorized representative of member.

(In accordance with Section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

Joseph J. Kadow, Vice President

Typed or printed name of signee

Carrabba’s Italian Grill, Inc.

General Partner of

Carrabba’s Gulf Coast-I, Limited Partnership

Filing Fees:
$100.00 Filing Fee for Articles of Organization
$ 25.00 Designation of Registered Agent
S 30.00 Certified Copy (Optional)
S 5.00 Certificate of Status (Optional)